PRUDENTIAL WORLD FUND, INC.

ARTICLES OF AMENDMENT

Prudential World Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the names of the following series and classes of common stock, $0.01 par value per share, of the Corporation, as set forth below:

Current Name New Name

Prudential QMA International - PGIM QMA International Equity Fund

Equity Fund

Class A Common Stock - Class A Common Stock

Class B Common Stock - Class B Common Stock

Class C Common Stock - Class C Common Stock

Class Z Common Stock - Class Z Common Stock

Class Q Common Stock - Class R6 Common Stock

Class T Common Stock - Class T Common Stock

Prudential Jennison Global - PGIM Jennison Global Infrastructure Fund

Infrastructure Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Z Common Stock - Class Z Common Stock

Class Q Common Stock - Class R6 Common Stock

Class T Common Stock - Class T Common Stock

Prudential Emerging Markets Debt - PGIM Emerging Markets Debt

Local Currency Fund Local Currency Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Q Common Stock - Class R6 Common Stock

Class Z Common Stock - Class Z Common Stock

Class T Common Stock - Class T Common Stock

Prudential Emerging Markets Debt - PGIM Emerging Markets Debt

Hard Currency Fund Hard Currency Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Q Common Stock - Class R6 Common Stock

Class Z Common Stock - Class Z Common Stock

Prudential Jennison Emerging Markets - PGIM Jennison Emerging Markets

Equity Fund Equity Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Q Common Stock - Class R6 Common Stock

Class Z Common Stock - Class Z Common Stock

Class T Common Stock - Class T Common Stock

Prudential Jennison Global - PGIM Jennison Global

Opportunities Fund Opportunities Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Q Common Stock - Class R6 Common Stock

Class Z Common Stock - Class Z Common Stock

Class T Common Stock - Class T Common Stock

Prudential Jennison International - PGIM Jennison International

Opportunities Fund Opportunities Fund

Class A Common Stock - Class A Common Stock

Class C Common Stock - Class C Common Stock

Class Q Common Stock - Class R6 Common Stock

Class Z Common Stock - Class Z Common Stock

Class T Common Stock - Class T Common Stock

Class R Common Stock - Class R Common Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on June 11, 2018.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 14th day of May, 2018.

ATTEST:	PRUDENTIAL WORLD FUND, INC.

By: /s/ Claudia DiGiacomo By: /s/ Scott E. Benjamin (SEAL)

Name: Claudia DiGiacomo Name: Scott E. Benjamin

Title: Assistant Secretary Title: Vice President